POWER OF ATTORNEY



The Louis Berkman Investment Company (the "Company") hereby constitutes and appoints Daniel G. Berick, Sean T. Peppard and Jill Panek, and each of them, with full power of substitution and re-substitution, as attorney or attorneys to sign for the Company and in its name, place and stead, any and all instruments and documents required to be filed with the Securities and Exchange Commission
(i) in connection with any sale of securities of the Company under Rule 144 of the Securities Act of 1933 and (ii) under Section 16 of the Securities and Exchange Act of 1934, or any rules and regulations promulgated thereunder, in each case with full power and authority to make such filings and to do and perform any and all acts and things whatsoever requisite, necessary or advisable to be done in connection therewith, as fully and for all intents and purposes as the Company could do, hereby approving the acts of said attorneys, and any of them and any such substitute. The Company hereby acknowledges that the foregoing attorneys, and each of them, is serving in such capacity at the request of the Company and is not assuming any of the responsibilities of the Company to comply with Rule 144 of the Securities Act of 1933 or Section 16 of the Securities and Exchange Act of 1934 or the rules and regulations promulgated thereunder.

IN WITNESS WHEREOF, I have hereunto set my hand this 22nd day of March, 2007.


						THE LOUIS BERKMAN INVESTMENT COMPANY


						/s/ Scott Stevens
						By: Scott Stevens
						Title: Vice President of Finance


STATE OF OHIO
COUNTY OF JEFFERSON


BEFORE ME, a Notary Public in and for said county and state, personally appeared the above-named Scott Stevens, Vice President of Finance of The Louis Berkman Investment Company, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Steubenville, Ohio, this 22nd day of March, 2007.


						Betty J. Hilderbrand
Notary Public

							My commission expires April 16, 2010